Exhibit 99.1

Contact: Investor Relations (408) 523-2161
INTUITIVE ANNOUNCES SECOND QUARTER EARNINGS
SUNNYVALE, CALIF. July 21, 2022 – Intuitive (the “Company”) (Nasdaq: ISRG), a global technology leader in minimally invasive care and the pioneer of robotic-assisted surgery, today announced financial results for the quarter ended June 30, 2022. All prior year per-share information has been retroactively adjusted to reflect a three-for-one stock split that was effective as of October 4, 2021.
Q2 Highlights
•Worldwide da Vinci procedures grew approximately 14% compared with the second quarter of 2021. Both the second quarter of 2022 and 2021 reflected disruption caused by the COVID-19 pandemic, which impacted our procedures. The compound annual growth rate between the second quarter of 2019 and the second quarter of 2022 was approximately 16%.
•The Company placed 279 da Vinci Surgical Systems, a decrease of 15% compared with 328 in the second quarter of 2021.
•The Company grew its da Vinci Surgical System installed base to 7,135 systems as of June 30, 2022, an increase of 13% compared with 6,335 as of the end of the second quarter of 2021.
•Second quarter 2022 revenue of $1.52 billion increased 4% compared with $1.46 billion in the second quarter of 2021. The compound annual growth rate between the second quarter of 2019 and the second quarter of 2022 was 11%.
•Second quarter 2022 GAAP net income attributable to Intuitive was $308 million, or $0.85 per diluted share, compared with $517 million, or $1.42 per diluted share, in the second quarter of 2021.
•Second quarter 2022 non-GAAP* net income attributable to Intuitive was $415 million, or $1.14 per diluted share, compared with $475 million, or $1.30 per diluted share, in the second quarter of 2021.
•The Company repurchased $500 million of common stock in the second quarter of 2022. In July 2022, the Company’s Board of Directors increased the authorized amount available under the Company’s common stock repurchase program up to $3.5 billion.
Q2 Financial Summary
Constant currency revenue, gross profit, income from operations, net income attributable to Intuitive Surgical, Inc., net income per diluted share attributable to Intuitive Surgical, Inc., and diluted shares are reported on a GAAP and non-GAAP* basis. The non-GAAP* measures are described below and are reconciled to the corresponding GAAP measures at the end of this release.
Second quarter 2022 revenue was $1.52 billion, an increase of 4% compared with $1.46 billion in the second quarter of 2021. Higher second quarter revenue was driven by growth in da Vinci procedure volume, partially offset by a decline in system placements. The compound annual growth rate of revenue between the second quarter of 2019 and the second quarter of 2022 was 11%. On a constant currency basis, second quarter 2022 revenue increased 6% compared to the second quarter of 2021.
Second quarter 2022 instruments and accessories revenue increased by 12% to $895 million, compared with $796 million in the second quarter of 2021. The increase in instruments and accessories revenue was primarily driven by approximately 14% growth in da Vinci procedure volume, partially offset by foreign currency impacts. The compound annual growth rate of instruments and accessories revenue between the second quarter of 2019 and the second quarter of 2022 was 16%.
Second quarter 2022 systems revenue decreased by 15% to $375 million, compared with $440 million in the second quarter of 2021. The Company placed 279 da Vinci Surgical Systems in the second quarter of 2022, compared with 328 systems in the second quarter of 2021. The second quarter 2022 system placements included 117 systems placed under operating lease and usage-based arrangements, compared with 108 systems in the second quarter of 2021. The compound annual growth rate of systems revenue between the second quarter of 2019 and the second quarter of 2022 was 3%.
Second quarter 2022 GAAP income from operations decreased to $398 million, compared with $511 million in the second quarter of 2021. Second quarter 2022 GAAP income from operations included share-based compensation expense of $127 million, compared with $110 million in the second quarter of 2021. Second quarter 2022 non-GAAP* income from operations decreased to $531 million, compared with $627 million in the second quarter of 2021.
Second quarter 2022 GAAP net income attributable to Intuitive Surgical, Inc. was $308 million, or $0.85 per diluted share, compared with $517 million, or $1.42 per diluted share, in the second quarter of 2021. Second quarter 2022 GAAP net income attributable to Intuitive Surgical, Inc. included excess tax benefits of $9 million, or $0.03 per diluted share, compared with $44 million, or $0.12 per diluted share, in the second quarter of 2021.
Second quarter 2022 non-GAAP* net income attributable to Intuitive Surgical, Inc. was $415 million, or $1.14 per diluted share, compared with $475 million, or $1.30 per diluted share, in the second quarter of 2021. As a result of the Company’s change in its non-GAAP practice in 2022 for charges relating to intellectual property and license arrangements expensed to R&D, the historical non-GAAP measures have been adjusted for comparability.
The Company ended the second quarter of 2022 with $8.18 billion in cash, cash equivalents, and investments, a decrease of $226 million during the quarter, primarily driven by share repurchases of $500 million and capital expenditures, as well as unrealized losses on interest-bearing debt securities classified as available for sale, partially offset by cash generated from operations.
Impact of COVID-19 Pandemic
During 2021 and 2022, COVID-19 resurgences continued to impact da Vinci procedure volumes. The impact of the COVID-19 pandemic on the Company’s business has, and continues to, differ by geography and region. COVID-19 has had, and will likely continue to have, an adverse impact on the Company’s procedure volumes.
“Customer demand for procedures was healthy in the second quarter despite a challenging global environment,” said Intuitive CEO Gary Guthart. “We remain focused on meeting that demand with high quality products and services while advancing our innovation programs.”
Additional supplemental financial and procedure information has been posted to the Investor Relations section of the Intuitive website at https://isrg.gcs-web.com/.
Webcast and Conference Call Information
Intuitive will hold a teleconference at 1:30 p.m. PDT today to discuss the second quarter 2022 financial results. The call will be webcast by Nasdaq OMX and can be accessed on Intuitive’s website at www.intuitive.com or by dialing (877) 692-8955 using the access code 4428265. The webcast replay of the call will be made available on our website at www.intuitive.com within 24 hours after the end of the live teleconference and will be accessible for at least 30 days.
About Intuitive
Intuitive (Nasdaq: ISRG), headquartered in Sunnyvale, California, is a global technology leader in minimally invasive care and the pioneer of robotic-assisted surgery. As part of our mission, we believe that minimally invasive care is life-enhancing care. Through ingenuity and intelligent technology, we expand the potential of physicians to heal without constraints.
Intuitive brings nearly three decades of leadership in robotic-assisted surgical technology and solutions to its offerings and develops, manufactures, and markets the da Vinci Surgical System and the Ion endoluminal system.
Product and brand names/logos are trademarks or registered trademarks of Intuitive Surgical or their respective owner. See www.intuitive.com/trademarks.
For more information, please visit the Company’s website at www.intuitive.com.

Forward-Looking Statements
This press release contains forward-looking statements. Statements using words such as “estimates,” “projects,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “may,” “will,” “could,” “should,” “would,” “targeted,” and similar words and expressions are intended to identify forward-looking statements. These forward-looking statements are necessarily estimates reflecting the judgment of the Company’s management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements include, but are not limited to, statements related to the expected impacts of the COVID-19 pandemic on our business, financial condition, and results of operations, future results of operations, future financial position, our financing plans and future capital requirements, our potential tax assets or liabilities, and statements based on current expectations, estimates, forecasts, and projections about the economies and markets in which we operate and our beliefs and assumptions regarding these economies and markets. These forward-looking statements should be considered in light of various important factors, including, but not limited to, the following: disruption to our supply chain, including increased difficulties in obtaining a sufficient supply of materials in the semiconductor and other markets, the risk that the COVID-19 pandemic could lead to material delays and cancellations of, or reduced demand for, procedures; curtailed or delayed capital spending by hospitals; closures of our facilities; delays in surgeon training; delays in gathering clinical evidence; delays in obtaining new product approvals, clearances, or certifications from the U.S. Food and Drug Administration (“FDA”); the evaluation of the risks of robotic-assisted surgery in the presence of infectious diseases; diversion of resources to respond to COVID-19 outbreaks; the risk that the COVID-19 virus causes economies in our key markets to enter prolonged recessions; the impact of global and regional economic and credit market conditions on healthcare spending; the risk of our inability to comply with complex FDA and other regulations, which may result in significant enforcement actions; regulatory approvals, clearances, certifications, and restrictions or any dispute that may occur with any regulatory body; guidelines and recommendations in the healthcare and patient communities; healthcare reform legislation in the U.S. and its impact on hospital spending, reimbursement, and fees levied on certain medical device revenues; changes in hospital admissions and actions by payers to limit or manage surgical procedures; the timing and success of product development and market acceptance of developed products; the results of any collaborations, in-licensing arrangements, joint ventures, strategic alliances, or partnerships, including the joint venture with Shanghai Fosun Pharmaceutical (Group) Co., Ltd.; our completion of and ability to successfully integrate acquisitions; intellectual property positions and litigation; competition in the medical device industry and in the specific markets of surgery in which we operate; risks associated with our operations and any expansion outside of the United States; unanticipated manufacturing disruptions or the inability to meet demand for products; our reliance on sole and single source suppliers; the results of legal proceedings to which we are or may become a party, including but not limited to product liability claims; adverse publicity regarding us and the safety of our products and adequacy of training; the impact of changes to tax legislation, guidance, and interpretations; changes in tariffs, trade barriers, and regulatory requirements; and other risk factors. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release and which are based on current expectations and are subject to risks, uncertainties, and assumptions that are difficult to predict, including those risk factors identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as updated by the Company’s other filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or release any revisions to these forward-looking statements, except as required by law.

*About Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company uses the following non-GAAP financial measures: constant currency revenue, non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income attributable to Intuitive Surgical, Inc., non-GAAP net income per diluted share attributable to Intuitive Surgical, Inc. (“EPS”), and non-GAAP diluted shares outstanding. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. The Company believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance by excluding items such as amortization of intangible assets, share-based compensation (“SBC”) and long-term incentive plan expenses, and other special items. Long-term incentive plan expense relates to phantom share awards granted in China by the Company’s joint venture, Shanghai Fosun Pharmaceutical (Group) Co., Ltd., to its employees that vest over four years and can remain outstanding for seven to ten years. These awards are valued based on certain key performance metrics. Accordingly, they are subject to significant volatility based on the performance of these metrics and are not tied to performance of the Company’s business within the period. The Company presents constant currency revenue to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency fluctuations. The Company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to its historical performance. The Company believes these non-GAAP financial measures are useful to investors, because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making, and (2) they are used by institutional investors and the analyst community to help them analyze the performance of the Company’s business.
Constant currency revenue. The Company calculates constant currency revenue by translating current period revenue using prior period exchange rates, net of the effects of hedging. The constant currency revenue percentage change is calculated by determining the increase in the current period constant currency revenue over the prior period revenue. Second quarter 2022 as reported revenue increased 4% compared to the second quarter of 2021. Foreign currency fluctuations had a 2% unfavorable impact on second quarter 2022 revenue. Second quarter 2022 constant currency revenue increased 6% compared to the second quarter of 2021.
Non-GAAP gross profit. The Company defines non-GAAP gross profit as gross profit, excluding amortization of intangible assets and SBC and long-term incentive plan expenses.
Non-GAAP income from operations. The Company defines non-GAAP income from operations as income from operations, excluding amortization of intangible assets, SBC and long-term incentive plan expenses, litigation recoveries, and a gain on the sale of a business.
Non-GAAP net income attributable to Intuitive Surgical, Inc. and EPS. The Company defines non-GAAP net income as net income attributable to Intuitive Surgical, Inc., excluding amortization of intangible assets, SBC and long-term incentive plan expenses, litigation recoveries, a gain on the sale of a business, gains (losses) on strategic investments, adjustments attributable to noncontrolling interest in joint venture, net of the related tax effects, and tax adjustments, including the excess tax benefits or deficiencies associated with SBC arrangements and the net tax effects related to intra-entity transfers of non-inventory assets. The Company excludes the excess tax benefits or deficiencies associated with SBC arrangements as well as the tax effects associated with non-cash amortization of deferred tax assets related to intra-entity non-inventory transfers, because the Company does not believe these items correlate with the on-going results of its core operations. The tax effects of the non-GAAP items are determined by applying a calculated non-GAAP effective tax rate, which is commonly referred to as the with-and-without method. Without excluding these tax effects, investors would only see the gross effect that these non-GAAP adjustments had on the Company’s operating results. The Company’s calculated non-GAAP effective tax rate is generally higher than its GAAP effective tax rate. The Company defines non-GAAP EPS as non-GAAP net income attributable to Intuitive Surgical, Inc. divided by non-GAAP diluted shares, which are calculated as GAAP weighted-average outstanding shares plus dilutive potential shares outstanding during the period.
There are a number of limitations related to the use of non-GAAP measures versus measures calculated in accordance with GAAP. Non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income attributable to Intuitive Surgical, Inc., and non-GAAP EPS exclude items such as amortization of intangible assets, re-measurement of contingent consideration, SBC and long-term incentive plan expenses, excess tax benefits or deficiencies associated with SBC arrangements, and non-cash amortization of deferred tax assets related to intra-entity transfer of non-inventory assets, which are primarily recurring items. SBC expense has been, and will continue to be for the foreseeable future, a significant recurring expense in the Company’s business. In addition, the components of the costs that the Company excludes in its calculation of non-GAAP net income attributable to Intuitive Surgical, Inc. and non-GAAP EPS may differ from the components that its peer companies exclude when they report their results of operations. Management addresses these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income attributable to Intuitive Surgical, Inc. and non-GAAP EPS and evaluating non-GAAP net income attributable to Intuitive Surgical, Inc. and non-GAAP EPS together with net income attributable to Intuitive Surgical, Inc. and net income per share attributable to Intuitive Surgical, Inc. calculated in accordance with GAAP.

INTUITIVE SURGICAL, INC.
UNAUDITED QUARTERLY CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(IN MILLIONS, EXCEPT PER SHARE DATA)*

	Three Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021
Revenue:
Instruments and accessories	$895.3	$810.3	$796.4
Systems	375.1	428.1	439.6
Services	251.7	249.3	228.0
Total revenue	1,522.1	1,487.7	1,464.0
Cost of revenue:
Product	421.0	397.3	374.0
Service	77.8	80.7	66.3
Total cost of revenue	498.8	478.0	440.3
Gross profit	1,023.3	1,009.7	1,023.7
Operating expenses:
Selling, general and administrative	418.4	391.1	350.2
Research and development	207.3	210.5	162.3
Total operating expenses	625.7	601.6	512.5
Income from operations (1)	397.6	408.1	511.2
Interest and other income (expense), net (2)	9.3	(5.7)	15.0
Income before taxes	406.9	402.4	526.2
Income tax expense (3)	93.3	33.0	3.2
Net income	313.6	369.4	523.0
Less: net income attributable to noncontrolling interest in joint venture	5.8	3.8	5.8
Net income attributable to Intuitive Surgical, Inc.	$307.8	$365.6	$517.2
Net income per share attributable to Intuitive Surgical, Inc.:
Basic	$0.86	$1.02	$1.45
Diluted (4)	$0.85	$1.00	$1.42
Weighted average shares outstanding:
Basic	358.1	358.4	355.7
Diluted	363.9	366.7	364.9

(1) Income from operations includes the effect of the following item:
Amortization of intangible assets	$(6.2)	$(6.1)	$(7.6)
Expensed IP charged to R&D	$(1.8)	$(7.8)	$(3.3)
(2) Interest and other income (expense), net includes the effect of the following item:
Gains (losses) on strategic investments	$(0.8)	$(17.3)	$0.2
(3) Income tax expense includes the effect of the following items:
One-time tax benefit from re-measurement of certain deferred tax assets	$—	$—	$(66.4)
Excess tax benefits related to share-based compensation arrangements	$(9.3)	$(53.0)	$(43.6)
(4) Diluted net income per share attributable to Intuitive Surgical, Inc. includes the effect of the following items:
Amortization of intangible assets, net of tax	$(0.01)	$(0.01)	$(0.02)
Expensed IP charged to R&D, net of tax	$—	$(0.02)	$(0.01)
Gains (losses) on strategic investments, net of tax	$—	$(0.04)	$—
One-time tax benefit from re-measurement of certain deferred tax assets	$—	$—	$0.18
Excess tax benefits related to share-based compensation arrangements	$0.03	$0.14	$0.12

(*) Shares issued pursuant to the three-for-one stock split of the Company’s issued and outstanding common stock, par value $0.001 per share, were distributed on October 4, 2021, to stockholders of record as of September 27, 2021. All share and per-share information has been retroactively adjusted to reflect the stock split.

INTUITIVE SURGICAL, INC.
UNAUDITED SIX MONTHS ENDED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Six Months Ended
	June 30,
	2022	2021
Revenue:
Instruments and accessories	$1,705.6	$1,502.3
Systems	803.2	808.3
Services	501.0	445.5
Total revenue	3,009.8	2,756.1
Cost of revenue:
Product	818.3	693.3
Service	158.5	136.5
Total cost of revenue	976.8	829.8
Gross profit	2,033.0	1,926.3
Operating expenses:
Selling, general and administrative	809.5	676.2
Research and development	417.8	322.1
Total operating expenses	1,227.3	998.3
Income from operations (1)	805.7	928.0
Interest and other income (expense), net (2)	3.6	47.0
Income before taxes	809.3	975.0
Income tax expense (3)	126.3	16.8
Net income	683.0	958.2
Less: net income attributable to noncontrolling interest in joint venture	9.6	14.7
Net income attributable to Intuitive Surgical, Inc.	$673.4	$943.5
Net income per share attributable to Intuitive Surgical, Inc.:
Basic	$1.88	$2.66
Diluted (4)	$1.84	$2.59
Weighted average shares outstanding:
Basic	358.2	355.0
Diluted	365.3	364.5

(1) Income from operations includes the effect of the following item:
Amortization of intangible assets	$(12.3)	$(14.5)
Expensed IP charged to R&D	$(9.6)	$(3.3)
(2) Interest and other income (expense), net includes the effect of the following item:
Gains (losses) on strategic investments	$(18.1)	$14.5
(3) Income tax expense includes the effect of the following items:
One-time tax benefit from re-measurement of certain deferred tax assets	$—	$(66.4)
Excess tax benefits related to share-based compensation arrangements	$(62.3)	$(117.0)
(4) Diluted net income per share attributable to Intuitive Surgical, Inc. includes the effect of the following items:
Amortization of intangible assets, net of tax	$(0.03)	$(0.03)
Expensed IP charged to R&D, net of tax	$(0.02)	$(0.01)
Gains (losses) on strategic investments, net of tax	$(0.04)	$0.03
One-time tax benefit from re-measurement of certain deferred tax assets	$—	$0.18
Excess tax benefits related to share-based compensation arrangements	$0.17	$0.32

(*) Shares issued pursuant to the three-for-one stock split of the Company’s issued and outstanding common stock, par value $0.001 per share, were distributed on October 4, 2021, to stockholders of record as of September 27, 2021. All share and per-share information has been retroactively adjusted to reflect the stock split.

INTUITIVE SURGICAL, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(IN MILLIONS)

	June 30, 2022	December 31, 2021
Cash, cash equivalents, and investments	$8,175.4	$8,619.5
Accounts receivable, net	838.5	782.7
Inventory	724.0	587.1
Property, plant, and equipment, net	2,109.3	1,876.4
Goodwill	349.1	343.6
Deferred tax assets	515.9	441.4
Other assets	993.0	904.3
Total assets	$13,705.2	$13,555.0

Accounts payable and other accrued liabilities	$1,209.1	$1,189.5
Deferred revenue	413.7	414.0
Total liabilities	1,622.8	1,603.5
Stockholders’ equity	12,082.4	11,951.5
Total liabilities and stockholders’ equity	$13,705.2	$13,555.0

INTUITIVE SURGICAL, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(IN MILLIONS, EXCEPT PER SHARE DATA)*

	Three Months Ended			Six Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
GAAP gross profit	$1,023.3	$1,009.7	$1,023.7	$2,033.0	$1,926.3
Share-based compensation expense	25.9	24.0	21.3	49.9	42.0
Long-term incentive plan expense	0.2	0.3	—	0.5	—
Amortization of intangible assets	3.9	3.8	5.0	7.7	9.5
Non-GAAP gross profit	$1,053.3	$1,037.8	$1,050.0	$2,091.1	$1,977.8

GAAP income from operations	$397.6	$408.1	$511.2	$805.7	$928.0
Share-based compensation expense	126.7	120.8	109.0	247.5	212.6
Long-term incentive plan expense	0.7	2.0	—	2.7	—
Amortization of intangible assets (1)	6.2	6.1	7.6	12.3	14.5
Litigation recoveries	—	—	(0.9)	—	(0.9)
Gain on sale of business	—	(3.8)	—	(3.8)	—
Non-GAAP income from operations	$531.2	$533.2	$626.9	$1,064.4	$1,154.2

GAAP net income attributable to Intuitive Surgical, Inc.	$307.8	$365.6	$517.2	$673.4	$943.5
Share-based compensation expense	126.7	120.8	109.0	247.5	212.6
Long-term incentive plan expense	0.7	2.0	—	2.7	—
Amortization of intangible assets (1)	6.2	6.1	7.6	12.3	14.5
Litigation recoveries	—	—	(0.9)	—	(0.9)
Gain on sale of business	—	(3.8)	—	(3.8)	—
(Gains) losses on strategic investments	1.1	17.2	—	18.3	(14.3)
Tax adjustments (2)	(27.5)	(93.9)	(157.7)	(121.4)	(252.6)
Adjustments attributable to noncontrolling interest in joint venture	(0.5)	(0.9)	(0.4)	(1.4)	(0.8)
Non-GAAP net income attributable to Intuitive Surgical, Inc.	$414.5	$413.1	$474.8	$827.6	$902.0

GAAP net income per share attributable to Intuitive Surgical, Inc. - diluted	$0.85	$1.00	$1.42	$1.84	$2.59
Share-based compensation expense	0.35	0.33	0.30	0.68	0.58
Long-term incentive plan expense	—	—	—	0.01	—
Amortization of intangible assets (1)	0.02	0.02	0.02	0.03	0.04
Litigation recoveries	—	—	—	—	—
Gain on sale of business	—	(0.01)	—	(0.01)	—
(Gains) losses on strategic investments	—	0.05	—	0.05	(0.04)
Tax adjustments (2)	(0.08)	(0.26)	(0.44)	(0.33)	(0.70)
Adjustments attributable to noncontrolling interest in joint venture	—	—	—	—	—
Non-GAAP net income per share attributable to Intuitive Surgical, Inc. - diluted	$1.14	$1.13	$1.30	$2.27	$2.47

(1) Beginning with the quarter ended March 31, 2022, the Company is no longer adjusting non-GAAP income from operations, non-GAAP net income attributable to Intuitive Surgical, Inc., or non-GAAP net income per share attributable to Intuitive Surgical, Inc. for charges relating to intellectual property and license arrangements expensed to R&D. The Company made these changes to its presentation of non-GAAP financial measures based on its understanding of the U.S. Securities and Exchange Commission’s (the “SEC”) current views on this practice from knowledge of communications between the SEC and a number of pharmaceutical and life sciences companies and independent registered public accounting firms. Historical non-GAAP measures presented in our earnings release have been adjusted for comparability. For the three and six months ended June 30, 2022, the impact of this adjustment was a decrease of non-GAAP income from operations of $1.8 million and $9.6 million, respectively, or $0.00 and $0.02 to the diluted net income per share attributable to Intuitive Surgical, Inc., net of tax. For both the three and six months ended June 30, 2021, the impact was a decrease of non-GAAP income from operations of $3.3 million, or $0.01 to the diluted net income per share attributable to Intuitive Surgical, Inc., net of tax.

(2) For the three months ended June 30, 2022, tax adjustments included: (a) excess tax benefits associated with share-based compensation arrangements of $(9.3) million, or $(0.03) per diluted share; (b) tax impact related to intra-entity transfers of non-inventory assets of $7.0 million, or $0.02 per diluted share; and (c) other tax adjustments effects determined by applying a calculated non-GAAP effective tax rate of $(25.2) million, or $(0.07) per diluted share. For the six months ended June 30, 2022, tax adjustments included: (a) excess tax benefits associated with share-based compensation arrangements of $(62.3) million, or $(0.17) per diluted share; (b) tax impact related to intra-entity transfers of non-inventory assets of $14.0 million, or $0.04 per diluted share; and (c) other tax adjustments effects determined by applying a calculated non-GAAP effective tax rate of $(73.1) million, or $(0.20) per diluted share.

(*) Shares issued pursuant to the three-for-one stock split of the Company’s issued and outstanding common stock, par value $0.001 per share, were distributed on October 4, 2021, to stockholders of record as of September 27, 2021. All per-share information has been retroactively adjusted to reflect the stock split.